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                                                                   EXHIBIT 10.21

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


                   DATABASE SALE AND SUPPLEMENTATION AGREEMENT


       THIS DATABASE SALE AND SUPPLEMENTATION AGREEMENT ("Agreement") is entered into by and between THE EDUCATION RESOURCES, INC. ("TERI"), a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws, with its principal place of business at 330 Stuart Street, Boston, Massachusetts 02116, and FIRST MARBLEHEAD EDUCATION RESOURCES, INC. ("FMER"), a Delaware corporation having its principal place of business at 30 Little Harbor, Marblehead, Massachusetts 01945. The First Marblehead Corporation ("FMC") joins in this Agreement for the limited purposes set forth below. This Agreement is dated as of June 20, 2001.

                                    RECITALS

       WHEREAS, FMER has entered into an Asset Purchase and Sale Agreement pursuant to which FMER is acquiring certain tangible and intangible assets of TERI; and

       WHEREAS, FMER has entered into a certain Master Servicing Agreement dated as of July 1, 2001, pursuant to which FMER will deploy the assets acquired from TERI in providing comprehensive services in support of TERI's loan guarantee programs; and

       WHEREAS, it is a condition of FMER's willingness to acquire assets from TERI and provide long-term services under the Master Servicing Agreement that FMER and FMC be the only third parties having rights to use Loan Database now held and to be obtained in the future by TERI.

       NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       Capitalized terms used in this Agreement without definition have the meanings set forth in the Purchase and Sale Agreement. In addition, the following terms have the following meanings:

       "Closing Date" has the meaning set forth in the Purchase and Sale Agreement.

       "Database Note" has the meaning set forth in Section 4.01.

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       "Delivered Database" means the database created pursuant to Sections 3.01 and 3.02.

       "Excluded Data" means (a) the name of any borrower or obligor, (b) any unique identifier with respect to any borrower or obligor such as social security number or complete mailing address, (c) the identity of any lender with respect to any loan, and (d) any data of any type provided to or held by TERI with respect to loans originated by National City Bank.

       "FMC" means The First Marblehead Corporation, a Delaware corporation having a principal place of business at 30 Little Harbor, Marblehead, Massachusetts 01945.

       "FMER Default" means:

       (a) A payment default shall have occurred under the Database Note and shall not have been cured within any applicable cure period;

       (b) FMER shall fail to make any payment required hereunder when due, other than payments due under the Database Note, and such failure shall continue for 15 days after TERI shall provide written notice and demand for cure;

       (c) FMER shall fail to perform any other covenant or agreement under this Agreement and such failure shall continue for 30 days after TERI shall provide written notice and demand for cure;

       (d) FMER shall become a debtor in any proceeding under the U.S. Bankruptcy Code and such proceeding shall remain undismissed for a period of sixty (60) days; or

       (e) FMER and/or FMC shall default under the Purchase and Sale Agreement or the Note issued pursuant thereto and such Note has been accelerated, or the Master Servicing Agreement shall have been terminated for cause by TERI.

       "FMER Restrictions" has the meaning set forth in Section 2.02.

       "Initial Loan Database" means the data included in the Delivered Database as initially created and delivered pursuant to Section 3.01.

       "Law" has the meaning set forth in Section 6.03(b).

       "Loan Database" consists of any and all data now or hereafter obtained, generated, recorded, or otherwise received by TERI in connection with its business as a loan guarantor, including, without limitation, borrower data such as credit scores and other credit information, loan payment histories and statistics, default and recovery data,

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data regarding schools attended by borrowers and students whose education was financed with TERI-guaranteed loans, and underwriting criteria.

       "Master Loan Guaranty Agreement" means the Agreement of that name between TERI and FMC dated as of February 2, 2001.

       "Master Servicing Agreement" means the agreement of that name among FMER, TERI and FMC dated as of July 1, 2001.

       "Outsource Provider" means FMER or such other provider of data services as TERI may retain from time to time.

       "Purchase and Sale Agreement" means the Asset Purchase and Sale Agreement among TERI, FMER, FMC, and TERI Marketing Services, Inc. dated as of April 6, 2001.

       "Queries" means statistical queries posed to TERI by FMER with respect to certain aspects of Loan Database resident on the automated data processing systems of TERI or its Outsource Provider, the responses to which shall not include any Excluded Data.

       "Retained Uses" means the right retained by TERI to utilize the original version of the Loan Database (including the original copy thereof and information thereafter obtained, generated, recorded or otherwise received by TERI which would otherwise be deemed part of the Loan Database) for its own use for purposes of designing, underwriting, implementing, evaluating and managing education loan guarantee programs offered and guaranteed by TERI.

       "Securitization" or "Securitization Transaction" shall mean and refer to a transaction in which one or more Program Lenders sell TERI-guaranteed loans to a Special Purpose Entity, which entity funds the acquisition of such loans by the issuance of debt instruments or other obligations, which instruments or obligations are limited in recourse to the assets being purchased by such special purpose entity and certain other assets, such as the Pledged Account described in Section 2.04 of the Master Loan Guaranty Agreement, bond insurance and other assets supporting obligations issued by the Special Purpose Entity.

       "Surviving Obligations" shall mean the obligations of the parties pursuant to Sections 2.01, 2.02, 2.03, and Articles VIII, IX, and X hereof, which obligations shall survive termination of this Agreement.

       "TERI Default" means:

       (a) TERI shall fail to deliver any Update or Query response (other than by reason of delay by FMER) that is required hereunder and such failure shall continue for more than 30 days after written notice and demand for cure.

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       (b)    TERI shall breach any other obligation hereunder and such failure shall continue for more than 30 days after written notice and demand for cure.

       (c) TERI shall become a debtor in any proceeding under the U.S. Bankruptcy Code and such proceeding shall remain undismissed for a period of sixty (60) days.

       (d) TERI shall default under the Purchase and Sale Agreement, or the Master Servicing Agreement shall have been terminated for cause by FMER.

       "Updates" means the additional data provided to FMER pursuant to
Section 3.01.

                                   ARTICLE II
                       DATABASE TRANSFER AND RESTRICTIONS

       2.01   GRANT.

       TERI hereby transfers, assigns and grants to FMER all right, title, and interest in and to the Delivered Database as a derivative of the Loan Database. This grant includes, without limitation, the right to use and possess the Delivered Database, together with the rights to share the data with FMC, to disclose the data to others, to copy and manipulate the data, and generally to exercise ownership of the Delivered Database and all modifications and enhancements thereof, subject to the FMER Restrictions set forth in Section
2.02. FMER and FMC hereby agree to abide by and conform to the FMER Restrictions. TERI retains all right, title, and interest in and to the Loan Database as such, subject to the TERI Restrictions set forth in Section 2.03.

       2.02   FMER RESTRICTIONS.

       FMER agrees that its ownership of the Delivered Database is subject to the following restrictions (the "FMER Restrictions"). FMER will not assign, license, or disclose the Delivered Database for consideration, either in whole or in part, in the form delivered or as part of a derivative work, without TERI's consent, except that:

       (a) FMER may sell or give the Delivered Database to FMC, which itself will not assign, license or disclose the Delivered Database for consideration, either in whole or in part, in the form delivered or as part of a derivative work, without TERI's consent;

       (b) FMER may sell, transfer or license the Delivered Database in connection with a sale of substantially all the assets or business of FMER.

Nothing in this section shall in any way restrict FMER's or FMC's right to provide data from the Delivered Database or derivative works thereof to any lender, rating agency, bond insurer, investor, credit enhancement provider or other Person in connection with the planning, operation or marketing of an education loan program by FMER or FMC, including, without limitation, in connection with a Securitization Transaction,

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notwithstanding any consideration received by FMER or its Affiliates in connection with such transaction. FMC and FMER agree that disclosures made under the preceding sentence shall be subject to a confidentiality agreement pursuant to which the receiving party agrees not to use the data except in support of the education loan program in question and not to redisclose the data, except as required by law.

       2.03 TERI RESTRICTIONS. TERI agrees that during the term of this Agreement it will use the Loan Database, and/or its retained copy of the Delivered Database only for the Retained Uses. Specifically, but not by way of limitation, TERI will not sell, license or transfer, the Loan Database or any substantial portion thereof to any person nor will it disclose the same except in furtherance of the Retained Uses. Any such disclosure shall be subject to a confidentiality agreement pursuant to which the receiving party agrees not to use the data disclosed by TERI except in support of TERI's guaranty program and not to redisclose the data, except as required by law. If this Agreement terminates under circumstances that do not trigger the operation of Section 5.03 below, TERI will be entitled to create by independent efforts any database that is derivative from the Loan Database; if the resulting work is identical or substantially identical to the Delivered Database, TERI may not sell such work but may disclose its contents to any Outsource Provider. If this Agreement terminates under circumstances that trigger the operation of Section 5.03 below, the restrictions set forth in this Section 2.03 shall be of no force and effect.

       2.04   DATABASE PROTECTION.

       If the United States hereafter adopts any legal scheme for the protection of databases apart from copyright, the parties will in good faith negotiate such amendments to this Agreement as shall be necessary or advisable to allocate the rights under such scheme in the same manner as set forth herein.

                                   ARTICLE III
                 CREATION AND DELIVERY OF THE DELIVERED DATABASE

       3.01   INITIAL LOAN DATABASE AND UPDATES.

       TERI and/or its Outsource Provider will create a derivative work of the Loan Database as it exists on the Closing Date, by deleting therefrom all Excluded Data. Such derivative work, and all modifications thereto made pursuant to this Article III, will be referred to in this Agreement as the Delivered Database and its contents as the Initial Loan Database. TERI shall deliver the first version of the Delivered Database to FMER within ten days after the Closing Date in a mutually agreed medium and format. Thereafter, TERI, or its Outsource Provider, shall deliver Updates to FMER no less frequently than monthly, also in a medium and format then employed by TERI, or in any other mutually agreed format and medium. Each Update shall consist of all additions or modifications, other than Excluded Data, made to the Loan Database since the last

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previous delivery hereunder, and shall be added to and deemed a part of the
Delivered Database.

       3.02   QUERIES.

       FMER shall also have the right to tender and receive prompt responses to statistical Queries to TERI, or its Outsource Provider, from time to time; PROVIDED, HOWEVER, that such Query shall not require TERI or its Outsource Provider to expend an unreasonable amount of computer time or require additional computer programming by TERI, unless FMER shall pay directly, as and when incurred, the cost of such computer time or programming payable to any third party. Responses to Queries shall be based upon a review, analysis or examination of the Loan Database, excluding Excluded Data. Responses to Queries shall be added to and be deemed a part of the Delivered Database.

                                   ARTICLE IV
                                  CONSIDERATION

       4.01   INITIAL DELIVERY.

       In consideration of the initial delivery of the Delivered Database, FMER shall pay to TERI the sum of [**] Dollars ($[**], plus interest at the rate of [**] percent ([**]%) per annum in [**] equal monthly installments of [**]Dollars ($[**]), beginning thirty (30) days after the Closing Date. On the Closing Date, FMER will deliver to TERI a note substantially in the form of Exhibit A attached hereto, calling for payments of principal and interest at the time and in the amount set forth in this subsection ("Database Note").

       4.02 In consideration of the right to receive Updates and Queries, FMER shall pay TERI a monthly purchase fee of $62,294, in advance, beginning thirty
(30) days after the Closing Date on the same day of each month thereafter, and continuing for sixty (60) months. Thereafter, if this Agreement is renewed pursuant to Section 5.02 hereof, FMER shall pay the monthly purchase fee of Twenty Thousand, Six Hundred and Twenty-Seven Dollars ($20,627) for sixty (60) months, on the same monthly due date as the initial term.

                                    ARTICLE V
                              TERM AND TERMINATION

       5.01   DELIVERED DATABASE.

       As to the Delivered Database, including, without limitation, the Initial Loan Database, Queries and Updates actually delivered to FMER, the right and ownership granted hereunder is perpetual and non-cancelable, except as provided in Section 5.03 with respect to repurchase of assets under the Purchase and Sale Agreement.

       5.02   TERM: FUTURE UPDATES AND QUERIES.

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       The right to receive (and obligation to pay for) Updates and Queries under this Agreement shall continue for a term of five years, commencing on the date first set forth above. Either party may renew this Agreement for one, five-year renewal term by delivery of written notice to the other party not less than sixty (60) days prior to the expiration date of this Agreement. FMER may not renew this Agreement if it has defaulted under the Note issued by it pursuant to the Purchase and Sale Agreement and such note has been accelerated.

       5.03   REPURCHASE OF DELIVERED DATABASE.

       TERI may repurchase the Delivered Database upon the occurrence and consummation of TERI's repurchase of Purchased Assets pursuant to Section 9.2 of the Purchase and Sale Agreement. Such repurchase shall only be effective upon payment to FMER of an amount equal to all amounts paid under Section 4.01 hereof, less a factor for amortization equal to [**] of the face amount of the note delivered under Section 4.01 hereof multiplied by the number of months between the Closing Date under the Purchase and Sale Agreement and the repurchase date. Such repurchase shall also result in the forgiveness of any other and further payments hereunder. Upon such repurchase pursuant to Section
9.2 of the Purchase and Sale Agreement, the repayment by TERI to FMER, and the delivery of written notice of termination pursuant to this Section by TERI to FMER, this Agreement shall terminate and FMER shall return and shall cause any of its Affiliates to whom the Delivered Database or any portion thereof has been disclosed to return to TERI all copies, reproductions, modifications and derivative works related to the Delivered Database, and any and all data packs and other forms in which the Delivered Database or any portion thereof is held and/or shall certify to TERI that all such things have been destroyed. Further, FMER and FMC immediately shall cancel or terminate any and all licenses, grants for the use of or other similar arrangements it has entered into with any other party with respect to the Delivered Database or any copies, reproductions, modifications or derivative works related thereto. Thereafter, none of FMER, FMC or any parties with whom FMER or FMC granted licenses, or other rights of use with respect to the Delivered Database shall have the right to use any portion of the Delivered Database and TERI's use and ownership of the Delivered Database shall in no way be restricted.

       5.04 FMER DEFAULT. FMER's right to receive future Updates and Queries may be terminated by TERI upon five (5) days' written notice upon the occurrence of an FMER Default, in which event all further obligations of TERI and FMER, other than Surviving Obligations and other than FMER's obligation to make payments under Sections 4.01 and 4.02, shall terminate. TERI may accelerate the obligations of FMER under Sections 4.01 and 4.02 if, but only if, the FMER Default includes a failure to make a timely payment under said sections. In the event that FMER in fact pays all amounts due under Sections 4.01 and 4.02, whether in timely installment payments or after acceleration, FMER shall be entitled to receive Updates and Queries for the remaining term of this Agreement, but the restrictions of Section 2.03 shall no longer apply to TERI.

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       The obligation of FMER to make payments under Section 4.01 shall be secured by the Security Agreement issued under the Purchase and Sale Agreement, and said Security Agreement shall include as collateral all of FMER's right, title and interest in the Delivered Database.

       5.05 TERI DEFAULT. FMER may, in its sole discretion, terminate this Agreement as to future Updates and Queries upon five (5) days' written notice upon the occurrence of a TERI default, in which event all further obligations of TERI and FMER, other than Surviving Obligations, shall terminate.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF TERI

       TERI represents and warrants to FMER, as of the date hereof, and, with respect to the matters in Sections 6.03 and 6.05, as of the date of any Initial Loan Database delivery, Update or Query, as follows:

       6.01   ORGANIZATION AND QUALIFICATION.

       TERI (i) has been duly organized and is validly existing and in good standing as a non-profit corporation under Chapter 180 of the Massachusetts General Laws, (ii) has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

       6.02   AUTHORITY.

       TERI has all the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by TERI and the consummation by TERI of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of TERI are necessary to authorize this Agreement or to perform such obligations This Agreement has been duly authorized and validly executed and delivered by TERI and constitutes a legal, valid and binding obligation of TERI, enforceable against TERI in accordance with its terms.

       6.03   NO CONFLICTS.

       Except as set forth in Schedule 6.03 attached hereto, the execution and delivery of this Agreement by TERI do not, and the performance of this Agreement by TERI will not:

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       (a)    conflict with or violate any provision of TERI's certificate of incorporation or bylaws;

       (b) conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to TERI or by which any of the Loan Database is or may be bound by or affected; or

       (c) Result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any property or asset of TERI under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which TERI is a party or by which it or its assets or properties may be bound or affected.

       6.04   REQUIRED GOVERNMENTAL CONSENTS AND COMPLIANCE WITH LAW.

       The execution and delivery of this Agreement by TERI do not, and the performance by TERI of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign national, federal, state, provincial, or local governmental, regulatory, administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity (each, a "Governmental Entity"), other than a notification to the Massachusetts Attorney General.

       6.05   GOOD TITLE.

       TERI has good right and power to convey the Delivered Database pursuant to the terms of this Agreement, free and clear of all liens, encumbrances, claims and restrictions.

                                   ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF FMER AND FMC

       Each of FMER and FMC represents and warrants to TERI, as to itself, as of the date hereof, and as of the date of the Initial Loan Database delivery and the date of any Update or Query, as follows:

       7.01   ORGANIZATION; AUTHORITY.

       (a) Each of FMER and FMC has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the

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character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

       (b) Each of FMER and FMC has all the necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FMER and FMC and the consummation by FMER and FMC of such transactions has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of FMER and FMC are necessary to authorize this Agreement or to perform their obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by FMER and FMC and constitutes a legal, valid and binding obligation of FMER and FMC, enforceable against FMER and FMC in accordance with its terms.

       7.02   NO CONFLICTS.

       The execution and delivery of this Agreement by FMER and FMC do not, and the performance of this Agreement by FMER and FMC will not:

       (a) conflict with or violate any provision of FMER's or FMC's certificate of incorporation or bylaws;

       (b) conflict with or violate any provision of Law applicable to FMER or FMC or by which any property or asset of FMER or FMC is or may be bound; or

       (c) result in any breach of, or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien on any property or asset of FMER or FMC under any Contract to which FMER or FMC is a party or by which it or its assets or properties is or may be bound or affected.

       7.03   FILINGS AND CONSENTS.

       The execution and delivery of this Agreement FMER and FMC do not, and the performance of this Agreement by FMER and FMC will not require any consent, approval, authorization or permit of, or filing with a notification to, any Governmental Entity.

                                  ARTICLE VIII
                                  FMC GUARANTEE

       FMC hereby guarantees the full and timely performance by FMER of each of its obligations pursuant to this Agreement. Such Guarantee is primary and not secondary and it shall not be necessary, in order for TERI to enforce such guarantee, for TERI to

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institute suit or exhaust any remedies against FMER or make any claim or demand against FMER before requiring performance by FMC hereunder.

                                   ARTICLE IX
                                 INDEMNIFICATION

       9.01   INDEMNIFICATION.

       (a) TERI will indemnify, defend and hold harmless FMER and FMC from and against any and all claims, demands or suits (by any person or entity), losses, liabilities, damages (including any consequential, special, indirect, punitive or incidental damages), obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith), to the extent the foregoing are not covered by insurance (each, an "Indemnifiable Loss"), asserted against or suffered by FMER or FMC relating to, or resulting from, or arising out of any breach by TERI of any representation, warranty or covenant (without regard to any qualifications with respect to materiality contained therein) contained in this Agreement; PROVIDED, HOWEVER, that in the case of any Indemnifiable Loss arising under this Section 9.01, (x) such indemnification shall be effective only with respect to claims regarding the Initial Loan Database, written notice of which is received by TERI no later than the second anniversary of the date of this Agreement, and (y) such indemnification shall be effective only with respect to claims regarding any Update or Query, written notice of which is received by TERI no later than the second anniversary of the date of delivery of the Update or Query in question, and (z) no amounts shall be due and payable until and unless the aggregate amount of such Indemnifiable Loss is equal to $75,000 or more (when aggregated with all Indemnifiable Losses under the Purchase and Sale Agreement), at which point such indemnification shall relate to all Indemnifiable Losses; and (zz) TERI's total liability under this indemnity shall not exceed amounts received by TERI under this Agreement and the Purchase and Sale Agreement at the time of assertion of claims together with the right of FMER to set off against such Indemnifiable Loss any amounts remaining to be paid to TERI hereunder. Notwithstanding the foregoing clause (z), TERI's obligation to indemnify hereunder shall not be subject to such minimum amount of Indemnifiable Loss with respect to any cost incurred by FMER or FMC in defense of any claim by any person that this Agreement and/or the transfer of the Delivered Database hereunder violates a contractual right of such person to designate data as confidential, which right is first exercised after the date hereof (a "Contract Claim"). In the event that a Contract Claim is asserted against FMER or FMC, TERI shall elect one of two optional courses of action, as follows:

              (i) In the event that termination of its contract with the claimant would moot any claims against FMC and FMER, TERI may elect to cause such termination, or

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              (ii)   TERI may elect to indemnify FMER for costs of defending
                     such claim, in which event TERI's liability for costs of defense shall be limited to the lesser of 50% of such costs, or $100,000. The foregoing limitation shall not apply to any loss or cost relating to any judgement actually entered against FMER or FMC, which loss or cost shall be subject to the general minimum amount of $75,000 set forth above. The availability of defense costs under this provision shall not restrict FMER's general rights under this indemnity should losses as a result of a Contract Claim exceed such minimum amount.

       (b) FMER will indemnify, defend and hold harmless TERI from and against any and all Indemnifiable Losses asserted against or suffered by TERI relating to, resulting from, or arising out of any breach by FMER of any representation, warranty or covenant contained in this Agreement; PROVIDED, HOWEVER, that (X) such indemnification shall remain in effect only with respect to claims, written notice of which is received by FMER no later than the second anniversary of the date of termination of this Agreement, (Y) no amounts shall be due and payable until and unless the aggregate amount of such Indemnifiable Losses (aggregated with Indemnifiable Losses under the Purchase and Sale Agreement) is equal to $75,000 or more, at which point such indemnification shall relate to all Indemnifiable Losses, and FMER's total liability under this provision shall not exceed the total amount paid by FMER under this Agreement.

       (c) Any person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs, and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss and (ii) to take into account any net tax benefit recognized by the Indemnitee arising from the recognition of the Indemnifiable Loss and any payment actually received with respect to an Indemnifiable Loss.

       (d) The expiration, termination or extinguishment of any covenant shall not affect the parties' obligations under this Section 9.01 if the Indemnitee provided the person to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought, prior to such expiration, termination or extinguishment.

       9.02   DEFENSE OF CLAIMS.

       (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person who is not a party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not

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later than ten (10) days after the Indemnitee's receipt of notice of such Third
Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

       (b) If within ten (10) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.02(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder, the Indemnifying Party may accept and agree to such offer, and shall give written notice to the Indemnitee to that effect.

       (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than ten (10) days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) day period, the Indemnifying Party will be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

       (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate then in effect of Bank of America, NA or its successor), will promptly be repaid by the

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Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the
Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party is then in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. Nothing in this Section 9.02(d) shall be construed to require any party hereto to obtain or maintain any insurance coverage. The rights contained herein shall not be duplicative of any reductions effected pursuant to Section 9.01(c) hereof.

       (e) A failure to give timely notice as provided in this Section 9.02 will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                    ARTICLE X
                                  MISCELLANEOUS

       10.01  SURVIVAL.

       The Surviving Obligations shall survive termination of this Agreement for a period of two years after the termination date.

       10.02  COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

       10.03  GOVERNING LAW.

       This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the Commonwealth of Massachusetts without regard to conflict of law principles.

       10.04 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO

                                       14
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TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT
OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

       10.05 ELECTRONIC RECORDS AND SIGNATURES. The parties intend that reasonably reliable electronic records and signatures shall be binding upon the parties in accordance with the provisions of the Federal Electronic Signatures in Global and National Commerce Act. The parties agree that records and signatures transmitted by facsimile when bearing the routing information and imprints ordinarily provided by such technology, shall constitute binding records and signatures upon the parties. Either party may, in any facsimile, expressly rebut the binding effect of such communication, but such exclusion from this section shall only apply to that particular facsimile transmission. The parties further agree that a notice under Section 10.06 may be given by e-mail and shall constitute a writing. The parties further agree that e-mail, voice mail or other recording of voices shall not constitute an electronic signature for purposes of the parties' transactions under this Agreement. Finally, other forms of electronic record and signature may be adopted by the parties by subsequent agreement from time to time.

       10.06 NOTICES. All notices given by any party to the other under this Agreement shall be in writing and shall be delivered:

       (a) Personally, by electronic record, as herein defined, by overnight courier, prepaid, or by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth below. Any party may change the address to which notices are to be sent by notice of such change to the other party given as provided herein. Such notices shall be effective on the date received. Notice shall be given as follows:

       If to FMER:

       Ralph James
       The First Marblehead Corporation
       30 Little Harbor
       Marblehead, MA  01945
       Phone: (800) 895-4283
       Fax: (781) 639-4583
       E-Mail: rjames@gateloan.com

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       With a copy to:
       Richard P. Hackett, Esq.
       Pierce Atwood
       One Monument Square
       Portland, Me 04101
       Phone: 207-791-1280
       Fax:  207-791-1350
       E-Mail:  rhackett@pierceatwood.com; dchampoux@pierceatwood.com

       If to TERI:

       President and Chief Executive Officer
       The Education Resources Institute
       330 Stuart Street
       Boston, MA 02116
       Phone: 617-426-0681
       Fax: 617-422-8880
       E-Mail: parker@teri.org

       With a copy to:
       Richard A. Wiley, Esq.
       Hill & Barlow, A Professional Corporation
       One International Place
       Boston, MA 02110-2600
       Phone: 617 428-3000
       Fax: 617 428-3500
       E-Mail: rwiley@hillbarlow.com

       10.07  [Intentionally Omitted.]

       10.08  SEVERABILITY.

       The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

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       10.09  INTERPRETATION.

       The Table of Contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section, exhibit or schedule, that reference shall be to a Section of or exhibit or schedule to this Agreement unless otherwise indicated. Neither party shall be deemed the drafter of this Agreement or any of the exhibits hereto, which Agreement and exhibits are the product of detailed, arms' length negotiations between the parties and their respective counsel.

       10.10  ASSIGNABILITY.

       Except as provided in Section 2.02(b), this Agreement may not be assigned by either party without the express written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment in violation of this provision shall be ineffective and void. The foregoing restriction shall not apply to a merger, consolidation or other transfer by operation of law, nor to any change in the equity ownership or control of either party.

       10.11  PRESERVATION OF DATA SEPARATION; FIREWALL.

       FMER is also receiving from TERI certain Servicing Information, as defined in the Master Servicing Agreement. FMER receives such data and information solely as agent under said agreement and not for any other purpose. FMER agrees to keep Servicing Information separate and apart from the Delivered Database and not to commingle the same. FMER shall establish written policies and procedures to prevent the disclosure of Servicing Information to FMC or any other person, except where explicitly allowed under a written consulting agreement between TERI and such person, and to prevent the commingling of Servicing Information with the Delivered Database. A copy of such policies and procedures shall be delivered to TERI as soon as practical after the date hereof. FMC agrees to abide by such policies and procedures. Such policies shall prohibit any person utilizing Delivered Database from directly accessing computer systems of the Outsource Provider in a way that would allow the association of any particular individual with the deidentified information in the Delivered Database.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date above first written.



WITNESS:                                FIRST MARBLEHEAD EDUCATION
                                        RESOURCES, INC.


/s/ Steven J. Scott                     By: /s/ Ralph M. James
---------------------------                 --------------------------------
                                        Name: Ralph M. James
                                        Title: President


                                        THE EDUCATION RESOURCES
                                        INSTITUTE, INC.


/s/ [Illegible]                         By: Thomas D. Parker
---------------------------                ---------------------------------
                                        Name: Thomas D. Parker
                                        Title: President & CEO


                                        THE FIRST MARBLEHEAD CORPORATION


/s/ Steven J. Scott                     By: /s/ Ralph M. James
---------------------------                 --------------------------------
                                        Name: Ralph M. James
                                        Title: Senior VP and COO

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